                                                                     EXHIBIT 5.1

                               Nixon Peabody LLP
                               101 Federal Street
                        Boston, Massachusetts 02110-1832
                                 (617) 345-1000
                              Fax: (617) 345-1300

                                 March 18, 2002

Boston Acoustics, Inc.
300 Jubilee Drive
Peabody, Massachusetts  01960

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     In connection with the registration of 500,000 shares of Common Stock, par value $0.01 per share (the "Shares") of Boston Acoustics, Inc. (the "Company") with the Securities and Exchange Commission on a Registration Statement on Form S-8 (the "Registration Statement"), relating to the Company's 1997 Stock Plan, as amended, we have examined such documents, records and matters of law as we have considered relevant. Based upon such examination, it is our opinion that the Shares being registered, when issued and paid for, will be legally issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and the prospectus forming a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ Nixon Peabody LLP